Exhibit 99.2
2007 Third Quarter Results

Forward Looking Statements 1 In this presentation and in related comments by General Motors' management, we will use words like "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," "impact," or the negative of any of those words or similar expressions to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but GM's actual results may differ materially due to a variety of important factors. Among other items, such factors include: the ability of GM to realize production efficiencies, to achieve reductions in costs as a result of the turnaround restructuring and health care cost reductions and to implement capital expenditures at levels and times planned by management; the pace of product introductions; market acceptance of our new products; significant changes in the competitive environment and the effect of competition in our markets, including on our pricing policies; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in the existing, or the adoption of new laws, regulations, policies, or other activities of governments, agencies, and similar organizations where such actions may affect the production, licensing, distribution, or sale of our products, the cost thereof or applicable tax rates; costs and risks associated with litigation; the final results of investigations and inquiries by the SEC and other governmental agencies; changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, including the range of estimates for the Delphi pension benefit guarantees, which could result in an impact on earnings; negotiations and bankruptcy court actions with respect to Delphi's obligations to GM, negotiations with respect to GM's obligations under the pension benefit guarantees to Delphi employees, and GM's ability to recover any indemnity claims against Delphi; labor strikes or work stoppages at GM or its key suppliers such as Delphi or financial difficulties at GM's key suppliers such as Delphi; completion of the final settlement with the UAW and UAW retirees, including securing class certification in a form acceptable to GM, the UAW and class counsel; completion of the final settlement with the UAW and UAW retirees, including obtaining court approval in a form acceptable to GM, the UAW, and class counsel; treatment of the terms of the 2006 Settlement Agreement pursuant to the Retiree MOU in a manner acceptable to GM, the UAW and class counsel; GM's completion of discussions with the Staff of the SEC regarding accounting treatment with respect to the New VEBA and the post-retirement medical benefits for the covered group as set forth in the Retiree MOU, on a basis reasonably satisfactory to GM; shortages of and price increases for fuel; factors affecting GMAC's results of operations and financial conditions and changes in the residential mortgage market, especially in the nonprime sector; significant changes in the competitive environment and the effect of competition in GMAC's markets, including on GMAC's pricing policies; GMAC's ability to maintain adequate financing sources; GMAC's ability to maintain an appropriate level of debt; restrictions on the ability of GMAC's residential mortgage subsidiary to pay dividends and prepay subordinated debt obligations to GMAC; changes in the residual value of off-lease vehicles; changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which GMAC's mortgage subsidiaries operate; changes in GMAC's contractual servicing rights; changes in the credit ratings of GMAC or GM; and changes in economic conditions, commodity prices, currency exchange rates, or political stability in the markets in which we or GMAC operate. The most recent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by GM and GMAC provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms.

Third Quarter Highlights GAAP EPS $(68.85), $(39)B net loss Includes impact of $39B charge related to valuation allowance taken against Deferred Tax Assets Adjusted EPS $(2.80), $(1.6)B net loss Adjusted total automotive results improved $0.6B vs. Q3 '06 Significant loss at GMAC due entirely to losses at ResCap related to challenging U.S. housing market Automotive revenue of $43.1B, a record for Q3 U.S. share stabilized; share growth of 0.5 p.p. in other regions Overall global share down due to decline in other North American markets Gross liquidity increased to $30.0B at quarter-end $5.4B proceeds received due to closing sale of Allison Transmission Adjusted Automotive Operating Cash Flow of $(2.5)B 2

Third Quarter Adjusted Results 3 Refer to Supplemental Charts for reconciliation to GAAP figures Refer to Supplemental Charts for reconciliation to GAAP figures

Corp Other / Other Financing Corp Other / Other Financing sector deteriorated $1.3B vs. Q3 '06 due largely to tax-related items Prior period included approximately $0.4B of various favorable tax items and benefit related to pre-tax loss Current period includes approximately $0.7B of tax expense primarily related to reversing tax benefits recorded for loss entities through Q3 Includes impact of holding GMNA and GME at previously utilized managerial tax rates, and revised corporate tax rate resulting from deferred tax asset valuation allowance Other factors in the unfavorable variance include: Increased legacy expense related to pension and OPEB for Delphi retirees Higher interest cost and impact of unfavorable currency exchange Increased central office expense 4

Third Quarter Adjustments to Income 5 Exclusion of special items useful for: Management to measure operations Comparisons between reporting periods Investors to measure and assess company's core performance

Deferred Tax Asset Accounting Accounting for income taxes is governed by SFAS 109, which provides guidelines for determining if valuation allowances are required against a DTA Based on consideration of all available evidence using a "more likely than not" (MLTN) standard Weight given to positive and negative evidence is based on whether it can be objectively verified (e.g. current or previous losses given more weight than future outlook) A three-year historical cumulative loss is considered a significant factor that is difficult to overcome In accordance with SFAS 109, GM has evaluated its DTAs quarterly to determine if any valuation allowances are required 6

Deferred Tax Asset Allowance Allowance previously not deemed necessary for DTAs in the U.S., Canada and Germany based on several factors, including: Degree to which company's three-year historical losses were attributable to special items or charges, of which several were related to actions to improve future profitability Expectation of continued strong earnings at GMAC and improved earnings in GMNA Long duration over which to utilize DTAs Recent events provide evidence whereby a valuation allowance should be established in Q3 under SFAS 109 guidelines Three-year historical cumulative loss in the U.S., Canada and Germany on an adjusted basis Ongoing weakness at GMAC related to its ResCap mortgage business, including substantial U.S. losses incurred in 2007 More challenging near-term automotive market conditions in the U.S. and Germany 7

Deferred Tax Asset Allowance Non-cash charges of $38.6B in Q3 related to recording a valuation allowance against DTAs in the U.S., Canada and Germany Canada included due to close linkage of U.S. and Canadian operations Full valuation allowance taken given that upon failing MLTN test, no one point estimate is better than another when measured against an average three-year loss Loss carry forwards and other DTAs still exist and will be used to offset future taxable income Valuation allowance will be reversed in future when no longer in three-year cumulative loss position and can pass MLTN test for future DTA utilization In Q3 '06 reversed previously established allowance for Korean DTAs Establishment of valuation allowance does not reflect any change in the company's view of its long-term automotive financial outlook 8

GME Deferred Tax Assets 9 On August 17, 2007 Germany effected legislation to lower the statutory corporate tax rate effective 1/1/2008 Anticipated to provide reduction of approximately 9 percentage points (from about 38% to about 29%) Due to lower tax rate, German DTAs have less future value as underlying tax attributes will offset future income taxed at lower rates Value of DTAs is based on tax rates expected to apply in the years in which they are expected to be recovered Based on results of three year cumulative loss test, full valuation allowance taken against German DTAs; related charge in Q3 includes reduction in value of German DTAs associated with tax rate change To the extent valuation allowances are reversed in the future, value of German DTAs reduced by about $0.5B to reflect lower tax rate

Pension Prior Service Cost Adjustment Prior labor agreements generally included both basic monthly pension benefit increases and pension lump sum payments Basic benefit increases paid from plan assets and amortized over average service life as part of pension expense Lump sums paid out of operating cash and expensed upon ratification 2007 UAW agreement granted basic benefit increases and lump sums As opposed to past practice, lump sums now paid out of plan assets and included in Projected Benefit Obligation (PBO) Determined that life of labor contract is a preferable period of economic benefit for amortizing pension benefit increases Basic benefit increases and lump sums will now be amortized over 4 years Remaining unamortized prior service cost of $1.6B from 1999 and 2003 agreements expensed in Q3 10

Delphi Update 11 In July and August, Delphi reached agreements with all remaining unions, patterned on the June UAW agreement GM to provide similar support as for UAW-Delphi agreement - - coverage of OPEB & certain attrition program reimbursements GM-Delphi Settlement Agreements signed in September and filed with Bankruptcy Court as part of Delphi's Plan of Reorganization (POR) Resolves all claims by and against Delphi and documents GM's support of Delphi's POR Delphi subsequently announced it would delay hearings on its Disclosure Statement to provide more time to negotiate exit financing due to changes in credit markets Parties filed amendments to the Plan, Disclosure Statement and the GM-Delphi Agreements on October 29 Delphi announced November 5 it would again delay Disclosure Statement hearings to continue discussions with statutory committees Believes not all conditions for effectiveness of its plan investor agreements would be met prior to scheduled November 8 hearing date

Delphi Recovery 12 On October 29, Delphi filed potential amendments to its POR and Disclosure Statement reflecting lower net debt upon emergence Included amendments to the Global Settlement Agreement and Master Restructuring Agreement between Delphi and GM, whereby GM agreed to accept an alternative composition of its settlement As compared with $2.7 billion in cash under the September 6 POR, under the amended Plan and related agreements GM would receive following consideration upon Delphi's emergence from bankruptcy: At least $750 million cash $750 million 2nd Lien Note, reduced by cash received above $750 million $1.2B of preferred stock, convertible into common stock at $45 per share GM recorded Q3 charge of $350 million as result of final agreements with labor unions, the GM-Delphi Settlement Agreements as amended, and incremental Delphi retiree healthcare costs Total of approximately $6.9B in Delphi-related charges taken to date Expect no material change to ongoing period costs previously disclosed

Other Special Items 13 Allison gain on sale Transaction closed in August 2007, with net proceeds of $5.4B Gain on sale of $5.3B pre-tax ($3.5B after-tax) Subject to adjustment for changes in working capital and debt Restructuring related items $262 million in GME related to separation programs offered primarily in Belgium, Germany and Sweden $158 million in GMNA related primarily to adjustments to the plant closing reserve, as well as curtailment and reserve adjustments related to the special attrition programs offered in 2006

Other Matters - Legal Services Accounting Prior and current labor agreements include programs to provide personal legal services to hourly employees and retirees represented by the UAW, CAW and IUE-CWA Annual expense of approximately $35 million historically expensed as paid Upon completion of 2007 UAW negotiations and review of accounting for all contract provisions, determined retiree portion of these programs should be accounted for as a postretirement defined benefit Benefits paid to active employees will continue to be accounted for as period costs on "pay as you go" (PAYGO) basis, with an additional accrual for defined benefit accounting as they accrue retirement benefits Immaterial adjustment of $211 million effected through a restatement to shareholders' equity as of 1/1/2006 to reflect impact of change in accounting for legal services Comprised of $323 million OPEB liability offset by $112 million DTA Immaterial difference in all prior periods between the PAYGO expense historically recorded and expense if accounted for as OPEB No change to recorded P&L or cash flow, and immaterial change to balance sheet 14

GMNA Third Quarter Adjusted Results 15 15 Excludes results from Allison Transmission, now recorded as Discontinued Operations

GMNA Vehicle Revenue Per Unit Calendar Year Third Quarter Net Revenue Gross Revenue less Sales Incentives Vehicle revenue per unit excludes items such as daily rental accounting impact, Service Parts, OnStar, other outside sales 16 Adjusted to remove Allison. Refer to Supplemental Charts for reconciliation to GAAP figures Memo: Q2 '07 $21,375 Q1 '07 $21,072

GMNA Adjusted Net Income 2007 vs. 2006 $ Billions - Continuing Operations Only Q3 YTD 2006 Net Income $(0.7) $(1.1) Volume (0.2) (1.8) Mix 0.3 1.4 Price/Material 0.2 0.2 Policy & Warranty/Campaigns 0.3 (0.4) Pension/OPEB/Manufacturing 0.1 2.3 Engineering/Exchange/Other Cost (0.2) (1.0) 2007 Net Income $(0.2) $(0.4) 17 Excludes results from Allison Transmission, now recorded as Discontinued Operations

Overview of Other Regions YTD through Q3, 58% of GM unit sales outside the U.S. 36% of automotive revenue YTD generated from outside GMNA Record third quarter volume in every region fueled share growth of 0.5 p.p. outside of North America Contributed to YTD global share gain of 0.2 p.p. (13.3% vs. 13.1% YTD through Q2) Revenue up 28% with significant gains in every region GME volume up 15% as GM leveraged its position in Eastern Europe, particularly Russia, and gained share in most key Western European markets GMLAAM volume up 22%, outpacing a strong industry and almost doubling adjusted net income vs. Q3 '06 GMAP volume up 16%, and adjusted net income more than doubled on strong results in China, Korea and India and continued performance improvement at Holden 18

GME Third Quarter Adjusted Results 19 19

GMLAAM Third Quarter Adjusted Results 20 20

GMAP Third Quarter Adjusted Results 21

GMAC Third Quarter Results 22 GMAC reported $(1,596) million net loss, due entirely to ResCap amidst global dislocation in mortgage and credit markets Total ResCap net loss of $(2,261) million including $(455) million impairment of substantially all goodwill attributable to ResCap Non-ResCap businesses (Global Auto Finance, Insurance and Commercial Finance) continue to perform well Operating income excluding ResCap increased over 50% Adjusted net loss of $(757) million realized by GM Includes 49% of net loss or $(809) million, partially offset by preferred dividends of $39 million Deterioration of $(1,279) million from Q3 '06 when GMAC adjusted net income of $522 million was fully consolidated

GMAC Business Line Results 23

GM Liquidity Position 24 Strong gross liquidity position at $30.0B Represents an increase of $2.8B vs. Q2 '07 Reflects $5.4B net proceeds from sale of Allison Transmission Gross liquidity includes $3.6B of readily-available VEBA assets (i.e. short-term VEBA) $2.6B of short-term VEBA will be excluded as of year-end 2007 due to GM-UAW Independent VEBA trust settlement

Automotive Gross / Net Liquidity 25 1 Q4 2005 - Q3 2006 Net Liquidity figures exclude GMAC related debt Q4'00 YE '01 Q4 '05 Q1 '06 Q2 '06 Q3 '06 Q4 '06 Q1 '07 Q2 '07 Q3 '07 Net Liquidity 5.2 4.8 4.8 3.5 -0.7 -13.833 -12.303 -11.394 -14.2 -12.323 -13.294 -12.093 -9.9 Gross Cash (incl. ST VEBA) 13.2 13 13.3 11.8 11.5 20.373 21.603 22.892 20.407 26.41 24.66 27.191 29.958 17.3 17.3 23 1 $ Billions

Third Quarter Key Cash Flow Drivers 26 Adjusted Automotive Operating Cash Flow (OCF) of $(2.5)B driven primarily by scheduled production shutdown in July Q3 2007 OCF improved by $1.4B vs. Q3 '06 Improvement driven primarily by lower net sales allowance payments in Q3 '07 vs. Q3 '06 YTD Adjusted Automotive OCF of $(1.1)B, an improvement of $3.6B vs. 2006 OCF improvements achieved at all four GM regions

Automotive Cash Flow Summary Refer to Supplemental Charts for reconciliation to GAAP figures 27

Year-to-year Q3 variance in working capital flows driven primarily by improvement in receivables in Q3 2006 Accrued Expenses and Other reflects timing of cash flows vs. accruals Working Capital and Accrued Expenses 28

Outlook Fourth Quarter Ongoing revenue growth on strength in emerging markets Continued concerns over U.S. economic conditions Full benefit of CTS launch, ramp-up of Malibu launch Will see further financial impact of GM-UAW labor agreement (e.g. pension expense, active employee lump sum payments) Looking Ahead Continue to leverage strong position in emerging markets to maintain overall global growth Focus on working with UAW to begin process of transforming workforce to improve cost competitiveness in North America 29

Summary Significant valuation allowance for deferred tax assets and other special items drove substantial loss on reported basis Automotive operations delivered improved, but still not satisfactory, results Very strong global volume and revenue growth Strong growth and net income results at GMAP and GMLAAM GME results somewhat disappointing GMNA delivered improved results, but still in loss position Poor GMAC results due entirely to significant loss at ResCap related to global dislocation in mortgage and credit markets Automotive liquidity strengthened further to $30B Continued progress in finalizing Delphi agreement 30

Supplemental Charts The following supplemental charts are provided to reconcile adjusted financial data comprehended in the primary chart set with GAAP-based data (per GM's financial statements) and/or provide clarification with regard to definition of non-GAAP terminology Note: As previously disclosed, GM restated its financial statements for the first three quarters of 2006 for various accounting issues associated with derivatives contracts, deferred income tax and other adjustments. The results reported for the third quarter and the nine month period ending September 30, 2006 contained in this presentation reflect the adjustments.

Reconciliation to Adjusted Net Income / EPS Q3 - 2006 & 2007 S1

Reconciliation of GMNA Revenue Per Unit Calendar Year S2 a). For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis b). Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales- excluded from managerial vehicle analysis c). Includes Interest Income, Daily Rental Income, and GM Credit Card Income- excluded from managerial vehicle analysis * * Excludes revenue from Allison Transmission, now classified as discontinued operations

Reconciliation of GMNA Revenue Per Unit Third Quarter S3 a). For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis b). Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales- excluded from managerial vehicle analysis c). Includes Interest Income, Daily Rental Income, and GM Credit Card Income- excluded from managerial vehicle analysis * * * Excludes revenue from Allison Transmission, now classified as discontinued operations

Reconciliation of Automotive Cash Flow Third Quarter & Calendar Year S4